Exhibit 5.1

March 25, 2024

Allarity Therapeutics, Inc.

24 School Street, 2nd Floor

Boston, MA 02108

Ladies and Gentlemen:

We have acted as counsel to Allarity Therapeutics, Inc., a Delaware corporation (the “Company”) connection with the preparation and filing by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) relating to the issuance of up to 1,295,751 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), which may be issued pursuant to the Company’s 2021 Equity Incentive Plan, as amended and restated as of March 7, 2024 (the “Plan”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Plan and such other documents, corporate records, certificates, and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below.

In rendering this opinion, we have assumed, without any independent investigation or verification of any kind, that each individual executing any of the documents, whether on behalf of such individual or another person, is legally competent to do so, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic or facsimile copies.

Based upon the foregoing, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that, when the Registration Statement has become effective under the Act, the Shares, when issued, sold, and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The foregoing opinion is based on, and is limited to the General Corporation Law of the State of Delaware, and we render no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Venable LLP